UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 2, 2011

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 6, 2011, Cubist Pharmaceuticals, Inc. (“Cubist”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the voting results at Cubist’s 2011 Annual Meeting of Stockholders held on June 2, 2011.  The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, Cubist’s decision as to how frequently Cubist will conduct future stockholder advisory votes on named executive officer compensation.  No changes are being made to the Original 8-K other than to add the disclosure set forth in this amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) At Cubist’s 2011 Annual Meeting of Stockholders held on June 2, 2011, Cubist’s stockholders voted on, among other matters, a proposal for an advisory vote on the frequency of future stockholder advisory votes regarding compensation paid to Cubist’s named executive officers.  As previously reported by Cubist in the Original 8-K, the stockholders voted in favor of an annual advisory vote on Cubist’s named executive officer compensation.  In light of the results of this vote and after considering other relevant factors, Cubist’s Board of Directors has determined that Cubist will conduct future stockholder advisory votes regarding named executive officer compensation on an annual basis until the next required vote on the frequency of holding such an advisory vote, which is required at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and
Secretary

Dated: September 21, 2011